Exhibit 20.1


Chase Manhattan Grantor Trust 1996-B

From: Chase Manhattan Bank USA, N.A.

To:   Norwest Bank Minnesota, N.A.


                   MONTHLY CERTIFICATEHOLDER'S REPORT
                   ----------------------------------

Collection Period   3 Beginning Date               11/01/1996
Collection Period   3 End Date                     11/30/1996
Determination Date                                 12/10/1996
Distribution Date                                  12/16/1996


I. Monthly Principal and Principal Carryover Shortfall to Certificateholders (Per $1000 of Original Principal Amount)

      A. Class A                                                   25.397945820
      B. Class B                                                   25.397945763


II.   Monthly Interest and Unpaid Interest to Certificateholders
      (Per $1000 of Original Principal Amount)

      A. Class A                                                    5.177423748
      B. Class B                                                    5.294914379

III.  Servicing Fee Summary

      A. Loan Servicing Fee Disbursement                         $ 1,193,820.79
      B. Late Fees                                                       $ 0.00
      C. Net Investment Earnings on Certificate Account                  $ 0.00
      D. Total Servicing Fee                                        0.783271368
         (per $1000 of Original Principal Amount)

IV.   Pool Factor Information

      A. Certificate Principal Balance

         1. Class A                                          $ 1,352,057,964.83
         2. Class B                                             $ 41,816,778.93

      B. Initial Certificate Balance

         1. Class A                                          $ 1,478,422,107.71
         2. Class B                                             $ 45,725,000.00

      C. Pool Factor (Lines A / B)

         1. Class A                                                0.9145276966
         2. Class B                                                0.9145276966


V.    Pool Balance at the end of the Collection Period       $ 1,393,874,743.76
      Realized Losses for Collection Period                              $ 0.00





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Chase Manhattan Bank Grantor Trust 1996-B

From: Chase Manhattan Bank USA, N.A.

To:   Norwest Bank Minnesota, N.A.


                   MONTHLY CERTIFICATEHOLDER'S REPORT
                   ----------------------------------

Collection Period   3 Beginning Date               11/01/1996
Collection Period   3 End Date                     11/30/1996
Determination Date                                 12/10/1996
Distribution Date                                  12/16/1996


VII.  Carryover Shortfall Information

      A. Principal Carryover Shortfall

         1. Class A                                                   $ 0.00
         2. Class B                                                   $ 0.00

      B. Interest Carryover Shortfall

         1. Class A                                                   $ 0.00
         2. Class B                                                   $ 0.00

VIII. Reserve Account Balance After Disbursement             $ 39,721,624.47

IX.   Specified Reserve Account Balance for Next
        Distribution Date                                    $ 45,300,929.17

X.    Aggregate Repurchase Amount for Collection Period               $ 0.00

XI.   Outstanding Advance Summary

      A. From Prior Period                                    $ 2,199,341.40
      B. From Current Period                                  $ 3,089,172.25
      C. Change in Amount Between Periods (Lines B - A)         $ 889,830.85